THIS WARRANT AND THE SHARES OF COMMON STOCK TRANSFERRED UPON EXERCISE OF
  THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT
  (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY APPLICABLE STATE SECURITIES LAW. THIS WARRANT IS ALSO SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH HEREIN.


                                   WARRANT
                                   -------


       THIS WARRANT dated as of February 18, 1994, between CONCURRENT COMPUTER, a Delaware corporation (the "Company") and FLEET BANK OF MASSACHUSETTS, N.A. ("Fleet"). Capitalized terms used herein shall have the meanings ascribed to them in the Second Amended and Restated Credit Agreement between Fleet, CIBC Inc., the Company and Fleet, as agent, dated July 21, 1993, as amended ("Credit Agreement").


                             W I T N E S S E T H:
                             - - - - - - - - - -

       WHEREAS, pursuant to Amendment No. 4 to Second Amended and Restated Credit Agreement dated as of February 18, 1994, the Company has agreed to issue to Fleet this warrant (the "Warrant") of the Company, which entitles Fleet to purchase, upon the terms and conditions hereinafter set forth, shares of the Company's Common Stock, $.01 par value per share (the "Common Stock");

       NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                                  ARTICLE I

                               GRANT OF WARRANT
                               ----------------

       This Warrant entitles Fleet to purchase, at a price per share equal to the Exercise Price per share (as defined in Section 2.1 hereof), Three Hundred Thousand (300,000) shares of Common Stock, subject to adjustment as set forth in Section 3.4 hereof.

                                  ARTICLE II

                     EXERCISE OF WARRANT; EXERCISE PRICE
                     -----------------------------------

       Section 2.1    Exercise Price.  This Warrant shall entitle Fleet,
                      --------------
  subject to the provisions of this Article II, to purchase from the Company the number of shares of Common Stock provided for in Article I, at a purchase price per share equal to $1.50 (the closing price per share on February 18, 1994), which shall be payable by wire transfer to a designated account of the Company or cashier's check in the manner set forth in Section 2.3.

       Section 2.2    Right to Exercise the Warrant.  This Warrant may be
                      -----------------------------
  exercised in full at any time during the period from the date hereof through September 30, 1994 (the "Termination Date"), subject to extension pursuant to Section 2.5 below.

       Section 2.3    Procedure for Exercising the Warrant.  Fleet may
                      ------------------------------------
  exercise this Warrant by executing the Form of Election attached hereto as Exhibit A and delivering it to the Company on any business day during
     ---------
  normal business hours and tendering the aggregate Exercise Price of which at least the dollar amount representing the par value of the number of shares of Common Stock issuable upon such election shall be payable upon such election with the balance of the aggregate Exercise Price, if any, payable within five business days of such election (the date of receipt of such Form of Election and the minimum amount of the aggregate Exercise Price by the Company is hereinafter referred to as the "Exercise Date").

       Section 2.4    Issuance of Shares.  Within five (5) business days
                      ------------------
  following the Exercise Date, the Company shall (provided that it has received the Form of Election duly executed, accompanied by payment of the Exercise Price pursuant to Section 2.1 hereof for each of the shares of Common Stock to be purchased) execute and deliver to Fleet a certificate or certificates for the number of shares of Common Stock for which this Warrant is being exercised.

       Section 2.5    Extension of Termination Date.  The Termination Date
                      -----------------------------
  may be extended as set forth below.

            (a)  November 15, 1994.  In the event that the Lenders notify
                 -----------------
  the Company in writing on or before September 26, 1994 that the payments (the "Payments") due to the Lenders on or before September 30, 1994 and December 31, 1994 pursuant to Section 4.01 of the Credit Agreement may be deferred by the Company to on or before November 15, 1994 and February 15, 1995, respectively, the Termination Date shall be extended through November 15, 1994.

            (b)  June 30, 1995.  In the event that the Termination Date is
                 -------------
  extended to November 15, 1994 pursuant to paragraph (a) above and the Lenders notify the Company in writing on or before November 10, 1994 that the Payments may be deferred by the Company to on or before June 30, 1995, the Termination Date shall be extended through June 30, 1995.

            (c)  Maturity Date of Restructured Term Loans.  In the event
                 ----------------------------------------
  that the Warrant has not expired and the Term Loans are restructured by written agreement by and between the Company and the Lenders on or before December 15, 1994, the Termination Date shall be extended through the maturity date of the restructured Term Loan.

            (d)  Suspension Notice Extension.  Notwithstanding and in
                 ---------------------------
  addition to any other extension of the Termination Date pursuant to paragraphs (a), (b) or (c) above, upon the Company's giving a Suspension Notice to Fleet, the Termination Date automatically shall be extended by the number of days equal to the Extension Days, as defined in Section
  4.4 hereof.


                                 ARTICLE III

            RESERVATION AND AVAILABILITY OF SHARES; ANTI-DILUTION
            -----------------------------------------------------

       Section 3.1    Reservation of Shares.  The Company covenants and
                      ---------------------
  agrees that it will reserve and keep available out of its authorized and unissued Common Stock, or its authorized and issued Common Stock held in its treasury, the number of shares of Common Stock that will be sufficient to permit the exercise in full of this Warrant.

       Section 3.2    Shares to be Duly Authorized and Issued.  The
                      ---------------------------------------
  Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock delivered upon exercise of this Warrant shall, at the time of delivery of the certificates for such shares, be duly and validly authorized and issued.

       Section 3.3    Stock Record Date.  Each person or entity in whose
                      -----------------
  name any certificate for shares of Common Stock is issued upon the exercise of this Warrant shall for all purposes be deemed to have become the holder of record of the shares of Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Form of Election was duly executed and payment of the aggregate Exercise Price therefor was made. Prior to the exercise of this Warrant, Fleet shall not be entitled to any rights of a stockholder of the Company with respect to the shares of Common Stock for which this Warrant shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

       Section 3.4    Anti-Dilution Adjustment and Reorganizations.
                      ---------------------------------------------

            (a)  Common Stock Dividend, Subdivisions and Contributions.
                 -----------------------------------------------------
  In the event of any change in the shares of Common Stock by reason of stock dividend, split up, merger, recapitalization, subdivision, conversion, combination, exchange of shares or similar transactions, the type and number of Common Stock issuable under the Warrant and the Exercise Price therefor shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Fleet shall receive upon exercise of the

  Warrant the number and class of shares or other securities or property that Fleet would have held immediately after such event if the Warrant had been exercised immediately prior to such event, or the record date therefor, as applicable.

            (b)  Reorganizations.  In case of any consolidation or merger
                 ---------------
  of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), there shall thereafter be deliverable upon exercise of this Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock (on an as-converted basis) which would otherwise have been deliverable upon the exercise of this Warrant would have been entitled upon such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In the event of sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise this Warrant shall terminate thirty (30) days after the Company gives written notice to Fleet that such sale or conveyance or other transfer has been consummated.


                                  ARTICLE IV

                             REGISTRATION RIGHTS
                             -------------------

       Section 4.1    Definitions.  For purposes of this Agreement, the
                      -----------
  following terms shall have the following respective meanings:

            (a) "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Securities Exchange Act of 1934, as in effect as of the date hereof.

            (b) "Registrable Securities" shall mean (i) shares of Common Stock issuable to Fleet or an Affiliate of Fleet upon exercise of this Warrant, (ii) shares of Common Stock issued to Fleet or an Affiliate of Fleet pursuant to the exercise of this Warrant that remain issued and outstanding and owned by Fleet or an Affiliate of Fleet following such exercise, and (iii) any shares of Common Stock that are issued as a dividend or other distribution with respect to, or in exchange for or conversion or replacement of, any of the shares referenced in clause (ii) above pursuant to Section 3.4 of the Warrant and that remain issued and outstanding and owned by Fleet or an Affiliate of Fleet following exercise of this Warrant; provided, however, that Registrable
                                      --------  -------
  Securities shall not include any of the foregoing shares that have been sold in a distribution pursuant to a registered public offering or sold under Rule 144 of the Securities Act of 1933, as amended (the "Act").

            (c) "Registration Expenses" shall mean all expenses incurred by the Company in compliance with this Article IV, including, without limitation, all registration, qualifying and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and any accounting fees and expenses incident to or required by any such registration (but excluding the Selling Expenses which shall be paid by the persons who are selling the securities).

            (d) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities and all fees and disbursements of special independent counsel for the persons who are selling such securities.

       Section 4.2    Registration Rights.  The Company shall (a) cause a
                      -------------------
  registration statement (the "Registration Statement") relating to the Registrable Securities to be filed under the Act, on an appropriate form on or before April 30, 1994 and to cause appropriate filings to be made under the laws of various state jurisdictions specified by Fleet and (b) use its best efforts consistent with its responsibilities under the Act and related securities laws to have the Registration Statement declared effective on or before June 30, 1994 ("Initial Registration Date").

       Section 4.3    Expenses of Registration.  All Registration Expenses
                      ------------------------
  incurred in connection with any registration, qualification or compliance pursuant to this Article IV shall be borne by the Company, and all Selling Expenses shall be borne by the persons who are selling Registrable Securities.

       Section 4.4    Registration Procedures.  In the case of the
                      -----------------------
  registration effected by the Company pursuant to this Article IV, the Company will keep Fleet advised in writing as to the initiation of the registration and as to the completion thereof. At its expense, the Company will:

            (a) use its best efforts to keep the Registration Statement effective from the Initial Registration Date until the date which is 18 months after the Termination Date; provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in clauses (i) and
  (ii) above to be contained in periodic reports filed pursuant to
  Section 13 or 15(d) of the Securities Exchange Act of 1934 in the registration statement; and

            (b) furnish such number of prospectuses and other documents incident thereto as Fleet from time to time may reasonably request.

  Notwithstanding anything to the contrary contained herein, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event which makes any statement made in the Registration Statement or related prospectus untrue or which requires the making of any changes in such Registration Statement or prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances they were made not misleading, Fleet shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Fleet's receipt of the copies of the supplemented or amended prospectus filed with the Securities and Exchange Commission which does not contain an untrue statement of a material fact or omit a material fact necessary to make any statement therein not misleading or until Fleet is advised in writing (the "Advice") by the Company that the use of such prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the subject prospectus; provided, however, that the Company shall not give more than one Suspension Notice during any period of twelve consecutive months and in no event shall the period from the date on which Fleet receives a Suspension Notice to the date on which Fleet receives either the Advice or copies of the above supplemented or amended prospectus exceed 60 days. In the event that the Company shall give any Suspension Notice, (i) the Company shall use commercially reasonable efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable and (ii) the time periods for which a Registration Statement is required to be kept effective pursuant to Section 4.4 hereof shall be extended by the number of days (the "Extension Days") during the period from and including the date of the giving of such notice to and including the date when Fleet shall have received (x) the copies of the supplemented or amended prospectus or (y) the Advice.

       Section 4.5    Indemnification.
                      ---------------

            (a) The Company will, and does hereby undertake to, indemnify each of the Lenders, each of its Affiliates, and each person who controls either of the Lenders (within the meaning of the Act and the rules and regulations thereunder), on whose behalf registration, qualification or compliance has been effected pursuant to this
  Article IV, from and against all expenses, claims, losses, damages and liabilities (or actions in respect thereof to which they become subject), including settlement of any litigation, commenced or threatened, to which they may become subject, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, including any preliminary or final prospectus contained therein or any amendment thereto, or other document incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act, any rule or regulation thereunder or any other federal, state or common law rule, regulation or statute applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Lenders, each of its Affiliates, and each person who controls either of the Lenders for the reasonable legal costs of one counsel for such

  Lenders, or one separate counsel for each of the Lenders in the event either of the Lenders in its reasonable discretion believes there is a conflict of interest or other circumstances which would make it appropriate to be represented by separate counsel, and other expenses reasonably incurred in connection with investigating, preparing and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises from or is based on any untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by Fleet or any of its Affiliates, or any person who controls Fleet, expressly for use therein.

            (b) Fleet will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter (within the meaning of the Act and the rules and regulations thereunder), each other shareholder whose securities are included in the securities as to which such registration, qualification or compliance is being effected, and each of their officers, directors and partners, and each person who controls such shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof to which they become subject), including settlement of any litigation, commenced or threatened, to which they may become subject, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, including any preliminary or final prospectus contained therein or any amendment thereto, or other document incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such shareholders, directors, officers, partners, persons, underwriters or controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement or alleged omission) is made in such registration statement, including any preliminary or final prospectus contained therein or any amendment thereto, or other document in reliance upon and in conformity with written information furnished to the Company by Fleet or any Affiliate of Fleet expressly for use therein. In no event, however, shall the liability of Fleet or any Affiliate of Fleet for indemnification under this Section 4.6(b) exceed the proceeds received by Fleet or any Affiliates of Fleet from the sale of Registrable Securities under such registration statement.

            (c)  Each party entitled to indemnification under this
  Section 4.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article IV. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not unreasonably be withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

       Section 4.6    Information by Fleet.  Fleet and its Affiliates
                      --------------------
  shall furnish to the Company such information regarding Fleet and the distribution proposed by Fleet and its Affiliates as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this
  Article IV.


                                  ARTICLE V

             PURCHASER REPRESENTATIONS, WARRANTIES AND COVENANTS
             ---------------------------------------------------

       Fleet represents and warrants to and covenants with, the Company, as follows:

       Section 5.1    Representations.  It is acquiring the Warrant for
                      ---------------
  investment for its own account and not with the view to, or for resale in connection with, any distribution thereof. It has no present intention of selling, granting participation in, or otherwise distributing the Warrant or the shares of Common Stock issuable upon exercise thereof other than to an Affiliate of Fleet. It understands that the Warrant and the shares of Common Stock issuable upon exercise thereof have not been registered under the Securities Act, or any state blue sky laws. It acknowledges that the Warrant and the shares of Common Stock issuable upon exercise thereof must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. It has been advised or is aware of the provisions of Rules 144 and 144A promulgated under the Act, which permit the resale of shares purchased in a private placement subject to the satisfaction of certain conditions and that such Rules may not be available for resale of the shares.

       Section 5.2    Restrictive Legend.  Each certificate representing
                      ------------------
  shares of the Company's Common Stock issuable upon exercise of the Warrant, or any other securities issued in respect of the Common Stock issued upon exercise of the Warrant, upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT, IN THE CIRCUMSTANCES, REQUIRED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT THE SHARES HAVE BEEN SOLD IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SAID ACT.


                                  ARTICLE VI

                                MISCELLANEOUS
                                -------------

       Section 6.1    Notices.  Notices or demands relating to this
                      -------
  Warrant shall be sufficiently given or made if sent to the party to whom notice is being given by first-class mail, postage prepaid, addressed as follows, or telexed, telecopied, or delivered by overnight or other courier:

            If to Fleet:

                      Fleet Bank of Massachusetts, N. A.
                      75 State Street
                      Boston, MA  02109
                      Attn:  Thomas J. Bullard

            with a copy to

                      Goodwin, Procter & Hoar
                      Exchange Place
                      Boston, MA 02109
                      Attn:  Jon D. Schneider, P.C.

            If to the Company:

                      Concurrent Computer Corporation
                      2 Crescent Place
                      Oceanport, NJ  07724
                      Attn:  Vice President, General Counsel


       Section 6.2    Successors.  All of the covenants and provisions of
                      ----------
  this Warrant by or for the benefit of the Company or Fleet shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

       Section 6.3 THIS WARRANT, AND ALL QUESTIONS RELATING TO THE INTERPRETATION, CONSTRUCTION AND ENFORCEABILITY OF THIS WARRANT, SHALL BE GOVERNED IN ALL RESPECTS BY THE SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

       Section 6.4    Amendments and Waivers.  Except as otherwise
                      ----------------------
  provided herein, the provisions of this Warrant may not be amended, modified or supplemented, other than by a written instrument executed by the Company and Fleet.

       Section 6.5    Severability.  In the event that any one or more of
                      ------------
  the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of Fleet shall be enforceable to the fullest extent permitted by law.

       Section 6.6    Transferability.  The Warrant shall be transferable
                      ---------------
  in whole but not in part to an Affiliate of Fleet, and after December 15, 1994, to the extent then exercisable, to other than an Affiliate of Fleet, and the Company upon being provided with evidence satisfactory to it of such transfer and of compliance with the Act and related securities laws, shall issue a new Warrant certificate in the name of such transferee. In the event of any transfer other than to an Affiliate, the registration provisions of Section 4 hereof shall not apply to shares of Common Stock or otherwise Registrable Securities issuable upon exercise of such transferred Warrant.

       IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed and delivered, all as of the date and year first above written.

                                CONCURRENT COMPUTER CORPORATION


                                By:   /s/ Kevin J. Dell
                                   --------------------------------
                                   Name: Kevin J. Dell
                                   Title: Vice President, General Counsel and
                                          Assistant Secretary


                                FLEET BANK OF MASSACHUSETTS


                                By:   /s/ Thomas Bullard
                                   --------------------------------
                                   Name: Thomas Bullard
                                   Title: Vice President

                                                     EXHIBIT A



                         FORM OF ELECTION TO PURCHASE

                     (To be executed if holder desires to
                            exercise the Warrant)


  CONCURRENT COMPUTER CORPORATION
  2 Crescent Place
  Oceanport, NJ  07724

  Ladies and Gentlemen:

       The undersigned hereby irrevocably elects to exercise
                                                             --------------
               Warrants to purchase                (     ) of the shares
  ------------                      --------------  -----
  of Common Stock issuable upon the exercise of such Warrant and requests that certificates for such shares be issued in the name of:

  -----------------------------------------------------------------
                       (Please print name and address)


  -----------------------------------------------------------------

       The undersigned hereby makes payment by wire transfer/cashier's check in the amount of $_________ toward the aggregate Exercise Price of $_______ and irrevocably promises to pay the balance, if any, of the aggregate Exercise Price within five business days of the date hereof.

  Please insert social security or other identifying number
                                                            ---------------

  ------------

  Dated:               , 19  .
          -------------    --

                                FLEET BANK OF MASSACHUSETTS, N.A.



                                By:
                                   --------------------------------
                                   Name:
                                   Title:


  54590.c3
  2/21/94 2:43 pm